UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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SPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13320-A Ballantyne Corporate Place Charlotte, NC 28277 Telephone: (980) 474-3700 Facsimile: (980) 474-3729 April 2, 2020

ADDENDUM TO PROXY STATEMENT

Following the printing of our 2020 Notice of Annual Meeting of Stockholders and Proxy Statement, we determined that numbers appearing in the second and fourth columns of the Equity Compensation Plan Information table appearing on page 42 were inadvertently transposed.  The corrected table is as follows and replaces and supersedes the table appearing on page 42 of our 2020 Notice of Annual Meeting of Stockholders and Proxy Statement.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)

Equity Compensation Plans Approved By Stockholders	2,296,954	19.05	4,943,874
Total	2,296,954	19.05	4,943,874

(1) Comprised of 1,691,343 shares issuable upon the exercise of outstanding Options and 605,611 shares issuable pursuant to RSUs and PSUs.

(2) Excludes RSUs and PSUs.

(3) All these shares were available for issuance under the 2019 Stock Compensation Plan.